Placer Title Company                        OFFICIAL RECORDS
Order No.: 404 911478 PB                    SACRAMENTO COUNTY, CA
RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:                  94 JAN 10 PM 1:02
John Searock, VP Special Assets Division
CALIFORNIA FEDERAL BANK
                                            S/
                                            COUNTY CLERK RECORDER
5700 Wilshire Blvd.
Los Angeles, CA  90036

MAIL TAX STATEMENTS TO:

same as above


                              GRANT DEED

The grantee was the foreclosing beneficiary.
The amount of consideration paid by grantee is $    0    .
The amount of debt with accrued interest is $15,789,038.14.

      FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledge,

CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XIII, an Illinois limited partnership hereby GRANTS to

CALIFORNIA FEDERAL BANK, A FEDERAL SAVINGS BANK, a federally chartered savings bank the following described real property (the "Property") located in the City of Sacramento, County of Sacramento, State of California:

           Lot 140, as shown on the "Plat of University Park", recorded in book 141 of Maps, Map No. 37, records of Sacramento County.

This deed is an absolute conveyance, the grantor having sold the described land to the grantee for a fair and adequate consideration, in addition to that above recited being in full satisfaction of all obligations evidenced by that certain promissory note captioned "PROMISSORY NOTE" dated August 24, 1983 by University Park, A California general partnership ("University Park") and predecessor-in-interest to grantor, as maker, in favor of California Federal Savings and Loan Association ("Cal Fed "),as predecessor-in-interst California Federal Bank, a Federal Savings Bank ("Cal Fed Bank") a federally chartered savings bank, or secured by that certain deed of trust captioned "DEED OF TRUST AND ASSIGNMENT OF RENTS" executed by University Park, as Trustor, to Cal Fed Enterprises, a California corporation, as trustee for the benefit of Cal Fed, as beneficiary, dated August 24, 1983 and recorded August 25, 1983 as Instrument Number 145992 in Book 83-08-25, Page 1665 of the Official Records of Sacramento County, that certain assignment of leases captioned "ABSOLUTE ASSIGNMENT OF LESSOR'S INTEREST IN LEASES, by University Park, as assignor, in favor of Cal Fed, as assignee, dated August 24, 1983 and recorded August 25, 1984 in Book 83-08-25, Page 1696 in the Official Records of Sacramento County, as modified by that certain uncaptioned modification agreement by and between grantor and California Federal Savings, as predecessor-in-interest to Cal Fed Bank, dated July 20, 1987 and recorded September 17, 1987 as Instrument No. 256517 in Book 87-09-17, Page 049 of the Official Records of Sacramento County and that certain modification agreement captioned "MODIFICATION AGREEMENT" by and between grantor and Cal Fed Bank dated June 1, 1989 and recorded on October 20, 1989 as Instrument no. 251844 in Book 89-10-20, Page 0088 of the Official Records of Sacramento County.

Grantor declares that this conveyance is freely and fairly made.

      THE PROPERTY IS CONVEYED TO GRANTEE SUBJECT TO: (a) all liens, encumbrances, easements, covenants, conditions and restrictions of record; (b) all matters which would be revealed or disclosed in an accurate survey of the Property; (c) all matters that would be revealed or disclosed by a physical inspection of the Property; (d) interests of tenants in possession; (e) a lien for taxes for real property and personal property, and any general or special assessments against the Property; and (f) zoning ordinances and regulations and any other laws, ordinances, or governmental regulations restricting or regulating the use, occupancy of enjoyment of the Property.

DATED:   November 1, 1993


                            CARLYLE REAL ESTATE LIMITED PARTNERSHIP -

                            XIII, an Illinois limited partnership

                            By:  JMB REALTY CORPORATION,
                                 a Delaware corporation
                                 General Partner

                                 By:  S/Mary Allen
                                        Vice President

STATE OF ILLINOIS )
                  )  ss.
COUNTY OF COOK    )


      On November 1, 1993 before me, S/Risya Hunt, personally appeared S/Mary Allen personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

           WITNESS my hand and official seal.

           S/Risya Hunt
             Signature